Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

          We consent to the incorporation by reference in this Registration Statement of Computer Sciences Corporation (the “Company”) on Form S-3 of our report dated May 25, 2001, appearing in the amended Annual Report on Form 10-K/A of the Company for the year ended March 30, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/S/	DELOITTE & TOUCHE LLP

Lo	s Angeles, California
Oc	tober 19, 2001